NEWS RELEASE


                                                  FOR FURTHER INFORMATION:
                                                  GREGORY K. CLEVELAND
                                                  TELEPHONE: (602) 852-3526

                                                  TRACY SCOTT
                                                  TELEPHONE: (701) 250-3040
                                                  WEBSITE: www.bnccorp.com


                  BNCCORP REPORTS NET INCOME OF $1.79 MILLION,
                   OR $0.60 PER SHARE, FOR 2005 FIRST QUARTER

                  Insurance Income and Commercial Loan Fees are
                       Major Contributors to Profitability


BISMARCK, ND, April 27, 2005 - BNCCORP, Inc. (Nasdaq: BNCC), which operates community banking, insurance and brokerage/trust/financial services businesses in Arizona, Minnesota, North Dakota, Utah and Colorado, today reported net income of $1.79 million, or $0.60 per share on a diluted basis, for the first quarter ended March 31, 2005. These 2005 first quarter earnings nearly equaled the record net income of $1.81 million, or $0.63 per diluted share, reported for the first quarter of 2004.

"Results for the recent quarter benefited from an increase in insurance income, as well as loan fees generated by a significant commercial real estate transaction from the Minneapolis office," noted Gregory K. Cleveland, President and Chief Executive Officer. "Our strong performance in these areas more than offset the slight decrease in net interest income due to a narrower net interest margin, and higher noninterest expenses largely related to our investments in staff and facilities to support the growth of our diversified businesses."

Trends in Net Interest Income, Noninterest Income

Net interest income was $4.16 million for the first quarter of 2005, a decrease of 4.9% from the $4.37 million reported for the first quarter of 2004. The decrease reflected a reduction in the net interest margin to 2.78% for the quarter ended March 31, 2005, from 3.22% for the same period in 2004. In the 2004 first quarter, net interest income was favorably impacted by the recovery of approximately $408,000 of cash basis interest income on a loan that had been classified as nonaccrual but subsequently was paid in full. Without this recovery, net interest income for the quarter ended March 31, 2004 would have been approximately $3.96 million, resulting in a net interest margin of 2.92% and a 5.0% increase in net interest income for the 2005 period.

Noninterest income was $7.71 million for the 2005 first quarter, an increase of 28.4% from $6.01 million in the year-ago period. Included in noninterest income for the recent quarter was insurance income of $5.77 million, which rose 26.4% from $4.56 million in the first quarter of 2004. This increase was generated primarily by the Company's insurance agency subsidiary, Milne Scali & Company, Inc., which completed several asset acquisitions in 2004. Insurance income is typically strongest in the first quarter due to profit-sharing payments received from insurance carriers. Loan fees, another key contributor to noninterest income, rose 124.8% to $1.30 million in the first quarter of 2005 from $576,000 in the same period of 2004, due primarily to a commercial real estate transaction from the Minneapolis office and mortgage banking fees. Other key elements of noninterest income included service charges, brokerage income, and trust and financial services. Noninterest income represented 64.98% of gross revenues for the recent quarter, up from 57.89% for the comparable period of 2004. Excluding the cash basis interest income recovery of $408,000, noninterest income for the year-ago quarter would have amounted to 60.26% of gross revenues.

Noninterest expense for the first quarter of 2005 was $9.21 million, an increase of 16.8% from $7.89 million a year ago. The expense increase largely reflected staffing, occupancy and other costs related to BNCCORP's growth initiatives, which in the past year have included new branch offices in Arizona and Minnesota; insurance asset acquisitions in Utah, Arizona and Colorado; and the acquisition of an Arizona-based mortgage banking operation.

Growth in Total Assets, Deposits

Total assets rose to $679.1 million at March 31, 2005, from $673.7 million at December 31, 2004, and $635.7 million at March 31, 2004. Total loans held for investment at the end of the 2005 first quarter were $292.9 million, compared with $293.8 million at December 31, 2004, and $254.0 million at March 31, 2004. Total loans held for sale were $65.0 million at March 31, 2005; $60.2 million at December 31, 2004; and $0 at March 31, 2004, reflecting the introduction of certain residential mortgage loan and student loan financing programs during 2004. Investment securities available for sale were $232.3 million at March 31, 2005; $235.9 million at December 31, 2004; and $288.4 million at March 31, 2004. Total deposits at March 31, 2005, were $467.6 million, up from $455.3 million at December 31, 2004 and $402.3 million at March 31, 2004. The deposit growth versus prior periods largely reflected increases in core deposits, primarily due to the new branches in Arizona and Minnesota, as well as the continuation of the Company's CDARSSM certificate of deposit program.

Total common stockholders' equity for BNCCORP was $42.5 million at March 31, 2005, equivalent to book value per common share of $14.73 (tangible book value per common share of $4.50).

At March 31, 2005, the tier 1 leverage ratio was 4.71%, compared with 4.51% at December 31, 2004, and 5.32% at March 31, 2004. The tier 1 risk-based capital ratio was 7.12% at March 31, 2005; 6.35% at December 31, 2004; and 7.91% at
March 31, 2004. The total risk-based capital ratio was 9.60% at March 31, 2005; 8.85% at December 31, 2004; and 10.88% at March 31, 2004.

Asset Quality

Continued improvements in asset quality are reflected in the decrease in total nonperforming loans to $91,000 at March 31, 2005, compared with $549,000 at December 31, 2004, and $1.26 million at March 31, 2004. The provision for credit losses was $250,000 for the quarter ended March 31, 2005, and $0 for the quarter ended March 31, 2004. The allowance for credit losses as a percentage of total loans at March 31, 2005 was 1.23%, compared with 1.14% at December 31, 2004, and 1.40% at March 31, 2004. The ratio of nonperforming assets to total assets was 0.01% at March 31, 2005, down from 0.08% at December 31, 2004, and 0.20% at
March 31, 2004.

Outlook

Commenting on the outlook for the remainder of 2005, Mr. Cleveland noted, "We expect that BNCCORP's diversified base of operations will continue to contribute to our solid financial performance throughout this year. Because of the timing of some elements of insurance income, our profitability has been heavily weighted toward the first quarter since the acquisition of Milne Scali & Company. However, we expect that our investments in expanding our branch office network, strengthening our commercial lending and mortgage banking activities, and growing our insurance agency business should continue to serve the company well during the balance of this year and in the future."

BNCCORP, Inc., headquartered in Bismarck, N.D., is a registered bank holding company dedicated to providing a broad range of financial products and superior customer service to businesses and consumers in its local communities. The Company operates 26 locations in Arizona, Minnesota, North Dakota, Utah and Colorado through its subsidiary, BNC National Bank and its subsidiaries, Milne Scali & Company, Inc. and BNC Asset Management, Inc., as well as the bank's trust and financial services division which provide a wide array of insurance, brokerage and trust and financial services. The Company offers a variety of traditional and nontraditional financial products and services in order to meet the financial needs of its current customer base, establish new relationships in the markets it serves and expand its business opportunities.

Statements included in this news release which are not historical in nature are intended to be, and are hereby identified as "forward-looking statements" for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We caution readers that these forward-looking statements, including without limitation, those relating to our future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements due to several important factors. These factors include, but are not limited to: risks of loans and investments, including dependence on local and regional economic conditions; competition for our customers from other providers of financial services; possible adverse effects of changes in interest rates including the effects of such changes on derivative contracts and associated accounting consequences; risks associated with our acquisition and growth strategies; and other risks which are difficult to predict and many of which are beyond our control.

                           (Financial tables attached)



                                  BNCCORP, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                 For the Quarter Ended
                                                       March 31,
                                           ----------------------------------
     (In thousands)                              2005                2004
     ---------------------------------    ----------------    ---------------
                                             (unaudited)        (unaudited)
SELECTED INCOME STATEMENT DATA
Interest income.........................         $  8,357           $  7,859
Interest expense........................            4,200              3,489
                                          ----------------   ----------------
Net interest income.....................            4,157              4,370
Provision for credit losses.............              250                 --
Noninterest income......................            7,713              6,007
Noninterest expense.....................            9,211              7,887
                                          ----------------   ----------------
Income before income taxes..............            2,409              2,490
Income tax provision....................              620                677
                                          ----------------   ----------------
Net income..............................         $  1,789           $  1,813
                                          ================   ================



Dividends on preferred stock............         $     23           $      30
                                          ----------------   ----------------

Net income available to common
  stockholders....                               $  1,766           $   1,783
                                          ================   ================



EARNINGS PER SHARE DATA
BASIC EARNINGS PER COMMON SHARE
Basic earnings per common share.........         $   0.61           $    0.65
                                           ================    ===============

DILUTED EARNINGS PER COMMON SHARE
Diluted earnings per common share.......         $   0.60           $    0.63
                                          =================    ===============

                                  BNCCORP, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                                                   As of
                                                         -----------------------------------------------------------
(In thousands, except share, per share
 and full time equivalent  data)                          March 31, 2005      December 31, 2004      March 31, 2004
-------------------------------------------------------- ----------------   --------------------   -----------------
                                                             (unaudited)                                (unaudited)
SELECTED BALANCE SHEET DATA
Total assets............................................       $ 679,084             $  673,710           $ 635,693
Investment securities available for sale................         232,314                235,916             288,359
Loans held for sale.....................................          64,997                 60,197                  --
Total loans held for investment.........................         292,898                293,814             253,992
Allowance for credit losses.............................          (3,590)                (3,335)             (3,545)
Goodwill................................................          21,779                 21,779              15,291
Other intangible assets, net............................           7,747                  8,075               8,408
Total deposits..........................................         467,604                455,343             402,317
Long term borrowings....................................           9,397                 10,079               8,625



Notation:
Unrealized gains in investment portfolio, pretax........       $  (2,960)            $      106           $   4,774

Total common stockholders' equity ......................       $  42,521             $   42,596           $  42,905
Book value per common share.............................       $   14.73             $    14.77           $   15.39
Tangible book value per common share....................       $    4.50             $     4.42           $    6.89
Effect of net unrealized gains on securities
  available for sale, net of tax, on book
  value per common share................................       $   (0.64)            $     0.02           $    1.06
Full time equivalents...................................             319                    323                 309
Common shares outstanding...............................       2,885,781              2,884,876           2,787,304

CAPITAL RATIOS
Tier 1 leverage.........................................            4.71%                  4.51%               5.32%
Tier 1 risk-based capital...............................            7.12%                  6.35%               7.91%
Total risk-based capital................................            9.60%                  8.85%              10.88%



                                  BNCCORP, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS


                                                          For the Quarter Ended
                                                               March 31,
                                                     ---------------------------
(In thousands)                                           2005            2004
----------------------------------------------------  ------------    -----------
                                                       (unaudited)    (unaudited)
AVERAGE BALANCES
Total assets........................................    $ 686,696     $ 618,092
Loans...............................................      365,342       269,428
Earning assets......................................      605,733       546,620
Deposits............................................      465,925       397,703
Common stockholders' equity.........................       43,620        40,886


KEY  RATIOS
Return on average common stockholders' equity.......       16.42%        17.54%
Return on average assets............................        1.06%         1.18%
Net interest margin.................................        2.78%         3.22%
Net interest margin adjusted for cash basis
  interest income recovered.........................        2.78%         2.92%
Efficiency ratio....................................       77.60%        76.00%
Noninterest income as a percent of gross revenues...       64.98%        57.89%
Noninterest income as a percent of gross revenues
  adjusted for cash basis interest income recovered.       64.98%        60.26%

                                  BNCCORP, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                                                                  As of
                                                          -----------------------------------------------------------
 (In thousands)                                            March 31, 2005     December 31, 2004     March 31, 2004
--------------------------------------------------------- ------------------  --------------------  -----------------
                                                              (unaudited)                             (unaudited)
 ASSET QUALITY
 Loans 90 days or more delinquent
  and still accruing interest............................         $     20              $    25           $     --
 Nonaccrual loans........................................               71                  524              1,263
 Restructured loans......................................               --                   --                 --
                                                          ------------------  --------------------  -----------------
 Total nonperforming loans...............................               91                  549              1,263
 Other real estate owned and repossessed assets..........               --                   --                 --
                                                          ------------------  --------------------  -----------------
 Total nonperforming assets..............................         $     91              $   549           $  1,263
                                                          ==================  ====================  =================
 Allowance for credit losses.............................         $  3,590              $ 3,335           $  3,545
                                                          ==================  ====================  =================

 Ratio of total nonperforming loans to total loans.......            0.03%                0.19%              0.50%
 Ratio of total nonperforming assets to total assets.....            0.01%                0.08%              0.20%
 Ratio of allowance for credit losses to total loans.....            1.23%                1.14%              1.40%
 Ratio of allowance for credit losses to total
  nonperforming loans....................................           3,936%                 607%               281%


                                                                     For the Quarter Ended
                                                                           March 31,
                                                              -------------------------------------
                                                                   2005                2004
                                                              ----------------   ------------------
 Changes in Allowance for Credit Losses:
 Balance, beginning of period.............................        $  3,335             $  4,763
 Provision charged to operations expense..................             250                   --
 Loans charged off........................................            (113)              (1,273)
 Loan recoveries..........................................             118                   55
                                                              ----------------   ------------------
 Balance, end of period...................................        $  3,590             $  3,545
                                                              ================   ==================

 Ratio of net charge-offs to average total loans..........           0.00%              (0.45)%
 Ratio of net charge-offs to average total loans,
  annualized..............................................           0.00%              (1.82)%



                                  BNCCORP, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                               For the Quarter Ended
                                                                     March 31,
                                                         -----------------------------------
(In thousands, except share data)                            2005                2004
-----------------------------------------------------    ---------------    ----------------
                                                           (unaudited)         (unaudited)
ANALYSIS OF NONINTEREST INCOME
Insurance income....................................          $  5,768            $  4,562
Fees on loans.......................................             1,295                 576
Service charges.....................................               184                 211
Trust and financial services........................               159                 124
Brokerage income....................................                84                 179
Rental income.......................................                 7                  35
Net gain on sales of securities.....................               (66)                 --
Other...............................................               282                 320
                                                         ---------------    ----------------
   Total noninterest income.........................          $  7,713            $  6,007
                                                         ===============    ================

ANALYSIS OF NONINTEREST  EXPENSE
Salaries and employee benefits......................          $  5,619            $  4,914
Occupancy...........................................               755                 585
Professional services...............................               446                 319
Depreciation and amortization.......................               408                 398
Office supplies, telephone & postage................               361                 311
Amortization of intangible assets...................               328                 308
Marketing and promotion.............................               281                 271
FDIC and other assessments..........................                55                  51
Other ..............................................               958                 730
                                                         ---------------    ----------------
   Total noninterest expense........................          $  9,211            $  7,887
                                                         ===============    ================

WEIGHTED AVERAGE SHARES
Common shares outstanding (a).......................         2,885,414           2,757,882
Incremental shares from assumed conversion of
    options and contingent shares...................            63,771              94,433
                                                         ---------------    ----------------
Adjusted weighted average shares (b)................         2,949,185           2,852,315
                                                         ===============    ================

(a) Denominator for Basic Earnings Per Common Share
(b) Denominator for Diluted Earnings Per Common Share